                                                                    EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Dexter Corporation
     Registration Statement of Form S-8

     We are aware that our report dated April 11, 1996 on our review of interim financial information of The Dexter Corporation for the periods ended March 31, 1996 and 1995 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                         /s/ Coopers & Lybrand, L.L.P
                                             ------------------------
                                             COOPERS & LYBRAND



Springfield, Massachusetts
May 20, 1996

EXH15